As filed with the Securities and Exchange Commission on December 7, 2011.

Registration No. 333-137803

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIODES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	95-2039518
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4949 Hedgcoxe Road, Suite 200

Plano, Texas 75024

(972) 987-3900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard D. White

Chief Financial Officer

Diodes Incorporated

4949 Hedgcoxe Road, Suite 200

Plano, Texas 75024

Telephone: (972) 987-3900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

John Mullan, Esq.

Sheppard, Mullin, Richter & Hampton, LLP

333 South Hope Street

43rd Floor

Los Angeles, California 90071

Telephone: (213) 617-5475

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File No. 333-137803) filed with the Securities and Exchange Commission on October 4, 2006 (the “Registration Statement”), by Diodes Incorporated, a Delaware corporation (the “Registrant”). The Registration Statement registered the sale of Convertible Senior Notes due 2026 (the “Notes”), and an indeterminate number of shares of the common stock of the Registrant issuable upon the conversion of the Notes (the “Shares”).

The Registrant has redeemed, or repurchased pursuant to a put option in favor of the holders contained in the Indenture and in the Notes, all issued and outstanding Notes. In accordance with the Registrant’s undertakings in Part II of the Registration Statement as required by Item 512(a)(3) of Regulation S-K, the Registrant hereby removes from registration, by means of this Post-Effective Amendment No. 1 to the Registration Statement, the indeterminate number of Shares that would have been issuable upon conversion of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas on December 7, 2011.

DIODES INCORPORATED

By	/s/ Richard D. White
Richard D. White,
Chief Financial Officer

Pursuant to Rule 478, no additional signatures are required.